Exhibit 99.1

VEGANNATION SERVICES LTD.

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS:
Consolidated Balance Sheets as of December 31, 2020 and December 31, 2019 and June 30, 2021 (Unaudited)	F-3
Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2020 and 2019 and for the six and three months ended June 30, 2021 and 2020 (Unaudited)	F-4
Consolidated Statements of Changes in Shareholders’ Deficit for the years ended December 31, 2020 and 2019 and for the six and three months ended June 30, 2021 and 2020 (Unaudited)	F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019 and for the six months ended June 30, 2021 and 2020 (Unaudited)	F-7
Notes to Consolidated Financial Statements	F-8 – F-22

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF

VEGANNATION SERVICES LTD.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of VeganNation Services Ltd (the “Company”) and its subsidiary, VeganNation Finance Services, Ltd. as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1D to the consolidated financial statements, the Company will need to secure additional capital in the future in order to meet its anticipated liquidity needs required to meet Company's undertaking to develop and market its Platform and is therefore dependent upon external sources as well as sales of its Green Tokens for financing its operations. As of December 31, 2020, the Company has incurred accumulated deficit of $1,551,660 and negative operating cash flows. These factor among others, as discussed in Note 1D to the consolidated financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1D to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of’ these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Halperin Ilanit.
Certified Public Accountants (Isr.)

Tel Aviv, Israel

October 6, 2021

We have served as the Company’s auditor since 2021

30 A’arba’a st. A’arba’a towers, Tel Aviv 6473926 | tel. +972-3-9335474 | fax. +972-3-9335466 | www.halperin-cpa.co.il

VEGANNATION SERVICES LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars except share and per share data)

	June 30,	December 31,	December 31,
	2021	2020	2019
A s s e t s	(unaudited)
Current Assets
Cash and cash equivalents	1,416	206	-
Receivables from sales of Green Tokens (Note 1B)	1,020,197	1,064,622	1,082,499
Other current assets (Note 3)	3,084	118,892	64,123
T o t a l Current assets	1,024,697	1,183,720	1,146,622

Property and Equipment, Net (Note 4)	3,040	4,375	6,445

T o t a l assets	1,027,737	1,188,095	1,153,067

Liabilities and Shareholders’ Deficit
Current Liabilities
Short term loans (Note 5)	410,542	506,369	481,401
Accounts payable	2,367	2,400	-
Obligations to issue Green Tokens (Note 1B)	946,479	891,424	920,326
Other current liabilities (Note 6)	1,099,589	1,064,239	470,185
T o t a l current liabilities	2,458,977	2,464,432	1,871,912

Liability for employee rights upon retirement	36,424	36,934	34,358

T o t a l liabilities	2,495,401	2,501,366	1,906,270

Stockholders’ Deficit (Note 7)
Common stock of US$ 0.3 par value each (“Common Stock”): 1,000 shares authorized as of December 31, 2020 and 2019; issued and outstanding 100 shares as of December 31, 2020 and 2019.	27	27	27
Additional paid-in capital		-	-
Proceeds on account of shares	375,925	238,362	106,000
Accumulated deficit	(1,843,616)	(1,551,660)	(859,230)
T o t a l stockholders’ Deficit	(1,467,664)	(1,313,271)	(753,203)
T o t a l liabilities and stockholders’ Deficit	1,027,737	1,188,095	1,153,067

The accompanying notes are an integral part of these consolidated financial statements.

VEGANNATION SERVICES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(U.S. dollars except share and per share data)

	Six months ended		Three months ended		Year ended
	June 30		June 30		December 31
	2021	2020	2021	2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	65,160	104,978	7,843	39,534	144,541	6,987,648
Operating Expenses:
Research and development expenses (Note 8)	(14,105)	(29,422)	(9,178)	(26,282)	(65,793)	(217,203)
Selling and marketing expenses (Note 9)	(31,464)	(22,411)	(21,266)	(5,000)	(23,142)	(5,525,160)
General and administrative expenses (Note 10)	(295,984)	(399,826)	(168,694)	(111,848)	(685,142)	(1,948,326)
Operating loss	(276,393)	(346,681)	(191,295)	(103,596)	(629,536)	(703,041)
Financing income (expenses), net	(15,563)	(79,770)	3,409	70,410	(62,894)	(156,189)
Net loss	(291,956)	(426,451)	(187,886)	(33,186)	(692,430)	(859,230)

VEGANNATION SERVICES LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(U.S. dollars, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Proceeds on account of shares	Accumulated deficit	Total stockholders’ deficit

BALANCE AT JANUARY 1, 2019	100	27	-	-	-	27
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2019:
Proceeds on account of shares	-	-	-	106,000	-	106,000
Comprehensive loss for the year	-	-	-	-	(859,230)	(859,230)
BALANCE AT DECEMBER 31, 2019	100	27	-	106,000	(859,230)	(753,203)
CHANGES DURING THE YEAR ENDED DECEMBER 31, 2020:
Proceeds on account of shares	-	-	-	132,362	-	132,362
Comprehensive loss for the year	-	-	-	-	(692,430)	(692,430)
BALANCE AT DECEMBER 31, 2020	100	27	-	238,362	(1,551,660)	(1,313,271)

The accompanying notes are an integral part of the consolidated financial statements.

VEGANNATION SERVICES LTD.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

(U.S. dollars, except share and per share data)

	Number of Shares	Amount	Additional paid-in capital	Proceeds on account of shares	Accumulated deficit	Total stockholders’ deficit

BALANCE AT JANUARY 1, 2021	100	27	-	238,362	(1,551,660)	(1,313,271)
CHANGES DURING THE THREE MONTHS ENDED MARCH 31, 2021:
Proceeds on account of shares	-	-	-	47,563	-	47,563
Comprehensive loss for the period	-	-	-	-	(104,070)	(104,070)
BALANCE AT MARCH 31, 2021 (Unaudited)	100	27	-	285,925	(1,655,730)	(1,369,778)
CHANGES DURING THE THREE MONTHS ENDED JUNE 30, 2021:
Proceeds on account of shares	-	-	-	90,000	-	90,000
Comprehensive loss for the period	-	-	-	-	(187,886)	(187,886)
BALANCE AT JUNE 30, 2021 (Unaudited)	100	27	-	375,925	(1,843,616)	(1,467,664)

	Number of Shares	Amount	Additional paid-in capital	Proceeds on account of shares	Accumulated deficit	Total stockholders’ deficit

BALANCE AT JANUARY 1, 2020	100	27	-	106,000	(859,230)	(753,203)
CHANGES DURING THE THREE MONTHS ENDED MARCH 31, 2020:
Proceeds on account of shares	-	-	-	96,362	-	96,362
Comprehensive loss for the period	-	-	-	-	(393,265)	(393,265)
BALANCE AT MARCH 31, 2020 (Unaudited)	100	27	-	202,362	(1,252,495)	(1,050,106)
CHANGES DURING THE THREE MONTHS ENDED JUNE 30, 2020:
Proceeds on account of shares	-	-	-	27,000	-	27,000
Comprehensive loss for the period	-	-	-	-	(33,186)	(33,186)
BALANCE AT JUNE 30, 2020 (Unaudited)	100	27	-	229,362	(1,285,681)	(1,056,292)

The accompanying notes are an integral part of the consolidated financial statements.

VEGANNATION SERVICES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars)

	Six months ended		Year ended
	June 30		December 31
	2021	2020	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:	(unaudited)	(unaudited)
Net Income (loss) for the period	(291,956)	(426,451)	(692,430)	(859,230)
Adjustments required to reconcile net loss for the period to net cash used in operating activities:

Depreciation	1,335	1,283	2,070	1,846
Decrease (increase) in receivables from sales of digital tokens	44,425	27,302	17,877	260,729
Increase (decrease) in obligations to issue digital tokens	55,055	(20,375)	(28,902)	(444,322)
Interest on loans	5,514	41,001	40,408	81,528
Increase (decrease) in liability for employee rights upon retirement	(510)	(99)	2,576	34,358
Decrease (increase) in other current assets	115,808	63,162	(54,769)	80,032
Increase (decrease) in accounts payable	(33)	2,507	2,400	(11,717)
Increase (decrease) in other accounts payable	35,350	241,232	594,054	437,148
Net cash used in operating activities	(35,012)	(70,438)	(116,716)	(419,628)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) short term loans	(101,341)	(52,923)	(15,440)	292,464
Proceeds on account of shares	137,563	123,362	132,362	106,000
Net cash provided by (used in) financing activities	36,222	70,439	116,922	398,464

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,210	-	206	(21,164)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	206	-	-	21,164

CASH AND CASH EQUIVALENTS AT END OF YEAR	1,416	-	206	-

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	4,601	-	-	-

The accompanying notes are an integral part of the consolidated financial statements.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 1 – GENERAL

A.	Operations

The corporate organization structure consists of VeganNation Services Ltd. (“the Company” or “VeganNation”), a company organized under the laws of the State of Israel on January 24, 2018, and its wholly-owned subsidiary, VeganNation Finance Services, Ltd. (the “VNFS”), a company organized under the laws of the State of United Kingdom on April 17, 2018. The Company and VNFS together the “Group”.

The intellectual property is developed by the Company and the technology related to the GreenCoin has been licensed to VNFS under a cost-plus arrangement.

The group is a global B2B2C (i.e., business-to-business-to-consumer) business that operates a proprietary platform (the “Platform”) which intends to establish both a directory and marketplace connecting conscious consumers, businesses and organizations. The Group’s Platform is designed to empower individuals, businesses and organizations that wish to transact business within the confines of a sustainable online marketplace (the “Marketplace”) committed to making plant-based products and offerings affordable, and globally accessible.

In addition to the foregoing, the Group envisions making its Platform a highly sought-after resource for the global plant-based community by continually disseminating content and educational materials, while facilitating meet-up opportunities, either virtually or in person.

Appreciating the criticality of integrity and transparency within the global sustainable plant-based community, the Company seeks to develop a unique decentralized approval system by employing smart contracts where vegans will have the opportunity to validate the authenticity of a vegan-friendly product manufacturer or establishment.

Finally, all transactions within the Platform may be settled using either fiat or VeganNation’s Green Token, a cryptocurrency specifically designed for users of the Platform issued by VNFS.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 1 – GENERAL (continue)

B.	Early Contribution Agreements

Between 2018 and June 30,2021, the Group entered into several Early Contribution Agreements (each, an “ECA”) with purchasers of its Green Token. During the years ended December 31, 2019, 2020 and six months ended June 30, 2021, the Company received contributions in the aggregated amounts of $2,282,090, $53,206 and $54,350, respectively (collectively, the “Contributions”). In consideration for the Contributions received by VFNS from purchasers under the ECAs, VFNS issued such purchasers the following aggregate Green Tokens: (i) 17,972,120 Green Tokens, 360,400 Green Tokens and 502,457 Green Tokens, reflecting the numbers of virtual Ethereum blockchain smart contract protocol (the “Green Tokens” or “VeganCoin”) based the Contributions received divided by the product of the highest purchase price for the Green Token at the time of sale (the “Token Generation Event”) multiplied by the discount rate as signed in the ECA’s. As of June 30, 2021, the Company had $1,020,197 of receivables from sales of digital tokens under ECA agreements from which contributions have not been collected. In addition, as of June 30, 2021, the Company received contributions amounting to $946,479, to which the Company is committed to issue Green Tokens.

The Company committed to using the Contributions for the following purposes: preliminary funding of the Green Token generation event, research and development, coding, execution and launch of the Company’s Platform, other operational and day-to-day activities carried out by the Company.

As agreed in the ECA’s, each token is subject to a lock-up period and are released: (i) 20% to be released upon the Token Generation Event and (ii) the remaining on a quarterly basis. As of June 30, 2021, the Token Generation Event has not been reached, therefore all Green Tokens issued are subject to lock-up.

Based on the above, the Company has determined that the issuance of Green Tokens in the ECA represented an implied obligation to perform research and development services, and therefore, has accounted for the proceeds received in the various ECAs in accordance with ASC 730-20, Research and Development Arrangements. Pursuant to ASC 730-20, all proceeds received from the ECAs are recorded as deferred revenues. Due to the difficulty at the time of the ECA in estimating the timing and success of outcome of the development of the Platform, all development costs were expensed as incurred.

Deferred revenues are recognized as income over the period of development in an amount equal to the operational expenditures incurred by the Company with no profit margin (net 0), which treatment shall remain until the completion of the expected development. As of June 30, 2021 the development of the Platform is neither complete nor fully functioning.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 1 – GENERAL (continue)

C.	COVID-19

In late 2019, a novel strain of COVID-19, also known as Coronavirus, was reported in Wuhan, China. While initially the outbreak was largely concentrated in China, it has since spread to Israel and the United States, and infections were reported globally. Many countries around the world, including in Israel, had significant governmental measures implemented to control the spread of the virus, including temporary closure of businesses, severe restrictions on travel and the movement of people, and other material limitations on the conduct of business. These measures resulted in work stoppages and other disruptions. The extent to which the coronavirus impacts our operations is very minimal. The pandemic has adversely affected the global economy, and although multiple vaccines have been approved and released globally, the continued spread of the Coronavirus globally continues to create uncertainty and instability across many regions. The extent to which the Coronavirus has impacted the Company’s operations to date is relatively minimal, though the ongoing pandemic may have a material adverse impact on the Company’s operations and workforce, including its ability to raise additional capital, which in turn could have a material adverse impact on the Company’s business, financial condition and results of operation

D.	Going Concern

Since inception, the Company has devoted substantially all its efforts to research and development. The Company is still in its development stage and the extent of the Company’s future operating losses and the timing of becoming income able, if ever, are uncertain. As of June 30, 2021 and December 31, 2020, the Company had $1,416 and $206, respectively, in cash and cash equivalents, respectively, zero net income and accumulated deficit.

The Company will need to secure additional capital in the future in order to meet its anticipated liquidity needs required to meet Company’s undertaking to develop and market its Platform, primarily through the sale of additional Common Stock or other equity securities and/or debt financing and/or sales of its Green Tokens. Funds from these sources may not be available to the Group on acceptable terms, if at all, and the Company cannot give assurance that it will be successful in securing such additional capital.

These conditions raise substantial doubt about the Company’s ability to continue to operate as a “going concern.” The Company’s ability to continue operating as a going concern is dependent on several factors, among them is the ability to raise sufficient additional funding.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

E.	Risk factors

The Company face a number of risks, including uncertainties regarding finalization of the development process, demand and market acceptance of the Company’s products, the effects of technological changes, competition and the development of products by competitors. Additionally, other risk factors also exist, such as the ability to manage growth and the effect of planned expansion of operations on the Company’s future results.  In addition, the Company expects to continue incurring significant operating costs and losses in connection with the development of its products and marketing efforts. The Company has not yet generated cash from its operations to fund its activities and its undertaking to develop and market its Platform, and therefore the continuance of its activities as a going concern depends on the receipt of additional funding from its current stockholders and investors or from third parties.

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“GAAP”) as determined by Financial Accounting Standards Board (the “FASB”) within its Accounting Standards Codification (“ASC”) and under the rules and regulations of the SEC.

B.	Principles of Consolidation

The accompanying consolidated financial statements includes the accounts of the company and its wholly-owned subsidiary VNFS. All intercompany transactions have been eliminated in consolidation. The Company is not involved with variable interest entities.

C.	Use of estimates in the preparation of financial statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ significantly from those estimates. The most significant accounting estimates inherent in the preparation of the Company’s financial statements includes the valuation of Green Token issued for service providers.

D.	Functional currency

A substantial portion of the Company’s financing activities, including equity transactions and cash investments, are incurred in U.S. dollars. The Company’s management believes that the U.S. dollar is the currency of the primary economic environment in which the Company operates. Thus, the functional and reporting currency of the Company is the U.S. dollar.

A subsidiary’s functional currency is the currency of the primary economic environment in which the subsidiary operates; normally, that is the currency of the environment in which a subsidiary primarily generates and expends cash.

In making the determination of the appropriate functional currency for a subsidiary, the Company considers cash flow indicators, local market indicators, financing indicators and the subsidiary’s relationship with both the parent company and other subsidiaries. For subsidiary that are primarily a direct and integral component or extension of the parent entity’s operations, the U.S. dollar is the functional currency.

The Company has determined the functional currency of its foreign subsidiary is the U.S. dollar. The foreign operation is considered a direct and integral part or extension of the Company’s operations. The day-to-day operations of the foreign subsidiary are dependent on the economic environment of the U.S. dollar. Accordingly, monetary accounts maintained in currencies other than the U.S. dollar are re-measured into U.S. dollars in accordance with Statement of the Accounting Standard Codification (“ACS”) No. 830 “Foreign Currency Matters” (“ASC No. 830”). All transaction gains and losses of the re- measured monetary balance sheet items are reflected in the statements of operations as financial income or expenses as appropriate.

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

E.	Cash and cash equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist of cash on deposit with banks and money market instruments.

With respect to the Cash and Cash Equivalents, the concentration and minimization of credit risk is facilitated by maintaining cash and cash equivalents with institutions of sound financial quality. At times, cash balances may exceed limits federally insured by the Federal Deposit Insurance Corporation.

F.	Receivables and Allowance for Doubtful Accounts

Receivables are recorded at the owed amount, net of an allowance for doubtful accounts. The Company performs ongoing credit evaluations of its receivables and adjusts credit limits based upon payment history and the customer’s current credit worthiness; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

G.	Property, plant and equipment, net

1.	Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. When an asset is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition is reflected in the Statements of Operations and Comprehensive Loss.
2.	Rates of depreciation:

%

Furniture and office equipment	7-15
Computers	33

H.	Concentrations of Credit Risk and Off-Balance Sheet Risk

The Company is subject to concentration of credit risk with respect to their cash and cash equivalents, which the Company attempts to minimize by maintaining cash and cash equivalents with institutions of sound financial quality. At times, cash balances may exceed limits federally insured by the Federal Deposit Insurance Corporation. The Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the funds are held. The Company has no financial instruments with off-balance sheet risk of loss.

I.	Impairment of Long-term Assets

The Company evaluates the recoverability of tangible and intangible assets periodically by considering events or circumstances that may warrant revised estimates of useful lives or that indicate the asset may be impaired.

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

J.	Revenue Recognition

The Company has determined that the issuance of Green Tokens in the ECA represented an implied obligation to perform (i) research and development services, (ii) sales and marketing activities, and (iii) general and administration activities, and therefore accounts for the proceeds received in the ECA in accordance with ASC 730-20, “Research and Development Arrangements.” At the time of, and in conjunction with the Green Token issuances, the Company’s undertook to develop and market its Platform. Due to the significant hurdles in developing the Platform, all of the Company’s development costs were expensed. Pursuant to ASC 730-20, all proceeds received from the ECA are recorded as deferred revenues.

Issuances of Green Tokens for services are initially recorded as deferred revenues and are recorded to revenues at zero margin based on the related services which are calculated on an accrual basis based on the service period.

K.	Accrued Post-Employment Benefit

Company’s liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date. Employees are entitled to one month’s salary for each year of employment, or a portion thereof.

Severance expenses for the years ended December 31, 2020 and 2019 and for the period of six months ended June 30, 2021 and 2020, amounted to $51,642 , $23,733 , and $0, respectively.

L.	Contingent Liabilities

The Company accounts for its contingent liabilities in accordance with ASC No. 450, “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. The Company is not a party to any litigation that could have a material adverse effect on the Company’s business, financial position, results of operations or cash flows.

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

M.	Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

N.	Fair Value of Financial Instruments

The Company measures and discloses the fair value of financial assets and liabilities in accordance with ASC Topic 820, “Fair Value Measurement.” Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable inputs that are based on inputs not quoted on active markets but corroborated by market data.

Level 3: Unobservable inputs are used when little or no market data are available.

O.	Comprehensive Loss

The Company has no components of comprehensive loss other than net loss. Thus, comprehensive loss is the same as net loss for the period presented.

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES (continue)

P.	Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2020-06, “Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”).  The guidance in ASU 2020-06 simplifies the accounting for convertible debt and convertible preferred stock by removing the requirements to separately present certain conversion features in equity. In addition, the amendments in the ASU 2020-06 also simplify the guidance in ASC Subtopic 815-40, Derivatives and Hedging: Contracts in Entity’s Own Equity, by removing certain criteria that must be satisfied in order to classify a contract as equity, which is expected to decrease the number of freestanding instruments and embedded derivatives accounted for as assets or liabilities. Finally, the amendments revise the guidance on calculating earnings per share, requiring use of the if-converted method for all convertible instruments and rescinding an entity’s ability to rebut the presumption of share settlement for instruments that may be settled in cash or other assets.  The amendments in ASU 2020-06 are effective for the Company for fiscal years beginning after December 15, 2021. Early adoption is permitted.  The guidance must be adopted as of the beginning of the fiscal year of adoption.  The Company is currently evaluating the impact of this new guidance, but does not expect it to have a material impact on its financial statements.

NOTE 3 – OTHER CURRENT ASSTES

	June 30,	December 31,
	2021	2020	2019
	(unaudited)
Prepaid expenses	-	117,835	40,000
Government Institutions	3,084	1,057	-
Related Parties	-	-	24,123
	3,084	118,892	64,123

NOTE 4 – PROPERTY AND EQUIPMENT, NET

	June 30,	December 31,
	2021	2020	2019
	(unaudited)
Computers	7,843	7,843	7,296
Furniture and office equipment	2,693	2,693	2,505
	10,536	10,536	9,801
Less - accumulated depreciation	(7,496)	(6,161)	(3,356)
Total property and equipment, net	3,040	4,375	6,445

During the years ended December 31, 2020 and 2019, depreciation expenses amounted to $2,805 and $2,609 respectively.

During the six and three months ended June 30, 2021 depreciation expenses amounted to $1,335 and $667, respectively.

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 5 – SHORT TERMS LOANS

	June 30,	December 31,
	2021	2020	2019
	(unaudited)
Loans to related parties	7,423	7,527	7,272
Other loans	403,119	498,842	474,129
	410,542	506,369	481,401

NOTE 6 – OTHER CURRENT LIABILITIES

	June 30,	December 31,
	2021	2020	2019
	(unaudited)
Employees and related institutions (*)	907,974	756,131	309,746
Accrued expenses	163,004	236,904	103,229
Related Parties	29,000	71,204	57,210
	1,099,589	1,064,239	470,185

(*) of which accrual for payroll to related parties	586,626	396,081	20,100

VEGANNATION SERVICES LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars)

NOTE 7 – SHAREHOLDERS’ EQUITY

Common stock:

On May 10, 2019 the Company entered into a Share Purchase Agreement with an investor pursuant to which the Company agreed to issue the investor 88 ordinary shares of the Company, representing 1% of the Company’s equity as of such date on a fully diluted basis for total consideration of $60,000 of which the investors provided the Company with approximately $56,000. The shares under the agreement were not issued as of balance sheet date.

On November 25, 2019 the Company agreed to issue 29 ordinary shares of the Company for total consideration of $50,000.

On January 15, 2020 the Company entered into a Share Purchase Agreement with an investor pursuant to which the Company agreed to issue the investor 190 ordinary shares of the Company, representing 2% of the Company’s equity as of such date on a fully diluted basis for total consideration of $150,000 of which the investors provided the Company with approximately $143,925. The shares under the agreement were not issued as of balance sheet date.

On June 30, 2020 the Company entered into a letter of understanding with an investor pursuant to which the Company agreed to issue to the investor 38 ordinary shares of the Company representing 0.5% of the Company’s equity as of such date for total consideration of $36,000. The shares under the agreement were not issued as of balance sheet date.

On April 20, 2021 the Company entered into a Share Purchase Agreement with an investors pursuant to which the Company agreed to issue the investor 95 ordinary shares of the Company, representing 1% of the Company’s equity as of such date on a fully diluted basis as well as 500,000 Green Tokens for total consideration of $200,000. The Company valued the Green Tokens at a price of $0.22 per Green Token and allocated $110,000 of the purchase price to the value of the Green Tokens and the remaining $90,000 to equity. The shares under the agreement were not issued as of balance sheet date.

See also note 15 regarding the Share Exchange Agreement signed after balance sheet date.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 8 – RESEARCH AND DEVELOPMENT EXPENSES

	Six months ended June 30,		Three months ended June 30,		Year ended December 31
	2021	2020	2021	2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Payroll and related expenses	-	-	-	-	-	67,012
Professional services	14,105	26,282	9,178	26,282	62,311	65,871
Travel expenses	-	3,140	-	-	3,482	84,320
	14,105	29,422	9,178	26,282	65,793	217,203

NOTE 9 – SELLING AND MARKETING EXPENSES

	Six months ended June 30,		Three months ended June 30,		Year ended December 31
	2021	2020	2021	2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Payroll and related expenses	1,840	-	1,840	-	-	283,727
Professional services (1)	11,656	15,700	1,458	5,000	15,700	2,173,934
Adverting and promotion (2)	17,968	6,711	17,968	-	7,442	3,067,499
	31,464	22,411	21,266	5,000	23,142	5,525,160

(1)	On April 30, 2018 the Company signed a marketing and strategic business services consulting agreement with a Consultant, according to which the Consultant would provide the Company with the services during 2018 through 2019. The Company issued the Consultant, 12,000,000, Green Tokens based on their fair value calculated as of the commitment date, amounting to total of $1,375,113 in the year ended December 31, 2018 and $1,375,113 in the year ended December 31, 2019.
(2)	During the year ended December 31, 2018 and 2019 the Company signed several sponsorships agreements with several Brazilian sports clubs according to which the clubs would provide the Company with the services, mainly during the year ended December 31, 2019. The Company issued the sports clubs 14,242,300 Green Tokens with fair value calculated as of the commitment date, amounting to total of $242,000 in the year ended December 31, 2018 and $2,891,306 in the year ended December 31, 2019.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 10 – GENERAL AND ADMINISTRATIVE EXPENSES

	Six months ended June 30,		Three months ended June 30,		Year ended December 31
	2021	2020	2021	2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Payroll and related expenses	196,012	266,080	100,181	104,229	496,986	918,384
Professional services (1)	72,324	120,308	51,415	4,113	171,037	842,782
Rent and office maintenance	15,235	10,366	10,797	1,251	12,448	134,002
Levies and tolls	4,820	-	4,820	-	-	16,060
Depreciation	1,335	1,282	668	650	2,805	2,609
Other expenses	6,258	1,790	813	1,605	1,866	34,489
	295,984	399,826	168,694	111,848	685,142	1,948,326

(1)	During the year ended December 31, 2018 and 2019 the Company signed several business services and investor relations agreements with a third party according to which the third party would provide the Company with the services, during the year ended December 31, 2018 and 2019. The Company issued the third party 2,162,010 Green Tokens with fair value calculated as of the commitment date, amounting to total of $237,821 in the year ended December 31, 2018 and $237,821 in the year ended December 31, 201.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 11 – INCOME TAXES

The Company records income tax expense related to profits realized in Israel, and realized by its subsidiary in the United Kingdom.

The Company’s tax accounts are based on enacted legislation in effect as of the year end in accordance with GAAP and do not include any potential effects of proposed legislation that has yet to be enacted. Such proposals may have a significant effect of taxes due in the future.

Income of the Israeli company is taxable from 2018 onwards, at corporate tax rate of 23%.

The Company and subsidiaries has not received final tax assessments since its inception.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 12 – RELATED PARTIES

A.	Transactions and balances with related parties

	Six months ended June 30,		Three months ended June 30,		Year ended December 31
	2021	2020	2021	2020	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
General and administrative expenses:
Payroll and related expenses (C)	196,012	152,972	98,006	92,181	372,039	337,633
	196,012	152,972	98,006	92,181	372,039	337,633

B.	Balances with related parties:

	As of June 30,	As of December 31,
	2021	2020	2019
	(unaudited)
Other current assets	-	-	24,123
Other accounts liabilities (C)	615,626	467,285	77,310

C.	On October 24, 2018, the Company signed three employment agreement with each of its CEO and Co-Founder, CFO and Co-Founder and its BD and Co-Founder, according to which each of the above is entitled to a salary of NIS 25,000 per month and related social benefits. Commencing 2020 the related parties did not withdraw the full amounts entitled to under the above agreements.

VEGANNATION SERVICES LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars, except share and per share data)

NOTE 13 – SUBSEQUENT EVENTS

Merger Transaction

On April 26, 2021, Sipup Corporation, a Nevada corporation, entered into a Share Exchange Agreement by and among VeganNation and the shareholders of VeganNation. pursuant to which the Company agreed to acquire 100% of the issued and outstanding equity of VeganNation comprised of 100 Ordinary Shares as well as obligation to issue 440 Ordinary Shares, par value NIS 1.00 per share (hereinafter, the “Acquisition”) in exchange for 23,562,240  shares of common stock of Sipup Corporation. The Share Exchange Agreement is referred to herein collectively as the “Share Exchange Agreement” or the “Agreement”.

The Acquisition closed on September 30, 2021 whereupon VeganNation became a wholly owned Subsidiary of Sipup Corporation.